Exhibit 8.1

LIST OF SUBSIDIARIES

(as of March 31, 2015)

NAME OF ENTITY	JURISDICTION OF INCORPORATION
CHIEF Telecom Inc.	Taiwan, ROC
Chunghwa International Yellow Pages Co., Ltd.	Taiwan, ROC
Chunghwa Investment Co., Ltd.	Taiwan, ROC
Chunghwa Precision Test Tech. Co., Ltd.	Taiwan, ROC
Chunghwa System Integration Co., Ltd.	Taiwan, ROC
Light Era Development Co., Ltd.	Taiwan, ROC
Senao International Co., Ltd.	Taiwan, ROC
Spring House Entertainment Tech. Inc.	Taiwan, ROC
Unigate Telecom Inc.	Taiwan, ROC
Honghwa International Co., Ltd. (formerly known as Honghwa Human Resources Co., Ltd.)	Taiwan, ROC
New Prospect Investments Holdings Ltd.	British Virgin Islands
Prime Asia Investments Group Ltd.	British Virgin Islands
Chunghwa Investment Holding Company	Brunei
Concord Technology Co., Ltd.	Brunei
CHI One Investment Co., Ltd.	Hong Kong
Donghwa Telecom Co., Ltd.	Hong Kong
Senao International HK Limited	Hong Kong
Chunghwa Hsingta Company Ltd.	Hong Kong
Chunghwa Telecom Japan Co., Ltd.	Japan
CHPT Japan Co., Ltd.	Japan
Chief International Corp.	Samoa Islands
Senao International (Samoa) Holding Ltd.	Samoa Islands
Chunghwa Precision Test Tech. International, Ltd.	Samoa Islands
Glory Network System Service (Shanghai) Co., Ltd.	People’s Republic of China
Chunghwa Telecom (China), Co., Ltd.	People’s Republic of China
Chunghwa Telecom Singapore Pte., Ltd.	Singapore
Chunghwa Telecom Global, Inc.	United States of America
Chunghwa Precision Test Tech. USA Corporation	United States of America
Chunghwa Telecom Vietnam Co., Ltd.	Vietnam
Chunghwa Sochamp Technology Inc.	Taiwan, ROC
Smartfun Digital Co., Ltd.	Taiwan, ROC
Ceylon Innovation Co., Ltd.	Taiwan, ROC
Senao Trading (Fujian) Co., Ltd.	People’s Republic of China
Senao International Trading (Shanghai) Co., Ltd.	People’s Republic of China
Senao International Trading (Shanghai) Co., Ltd.	People’s Republic of China
Senao International Trading (Jiangsu) Co., Ltd.	People’s Republic of China
Jiangsu Zhenhua Information Technology Company, LLC.	People’s Republic of China
Hua-Xiong Information Technology Co., Ltd.	People’s Republic of China
Shanghai Taihua Electronic Technology Limited	People’s Republic of China

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